UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 12, 2008
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 6, 2008, Charles Berger resigned from our Board of Directors. Mr. Berger’s decision to resign from the Company’s board of directors did not involve any disagreement with the Company, the Company’s management or the Company’s board of directors.
On May 7, 2008, our board of directors approved the appointment of Dan Tempesta as principal accounting officer. Mr. Tempesta, age 37, joined Nuance in March 2008 as vice president, finance. Mr. Tempesta will continue to serve as Nuance’s Vice President, Finance and will receive no additional compensation for his service as principal accounting officer. Prior to joining Nuance, from January 2004 through April 2008, Mr. Tempesta was employed by Teradyne, Inc., most recently serving as corporate controller and principal accounting officer for Teradyne, Inc. From 1992 through January 2004, Mr. Tempesta was employed by PricewaterhouseCoopers LLP, most recently as Senior Manager. Steven Hebert, Nuance’s former principal accounting officer, will continue to serve as Nuance’s corporate controller.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: May 12, 2008	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer